Exhibit 99.1

Geron Receives Milestone Payment from Merck Triggered by IND Filing for
                 Telomerase Cancer Vaccine Candidate

    MENLO PARK, Calif.--(BUSINESS WIRE)--Dec. 12, 2007--Geron Corporation (Nasdaq:GERN) announced today that Merck & Co, Inc. has filed an Investigational New Drug application ("IND") with the U.S. Food and Drug Administration ("FDA") for a cancer vaccine candidate that targets telomerase. Merck is developing the vaccine under a July, 2005 Research, Development and Commercialization License Agreement with Geron, which provided Merck with exclusive worldwide rights to develop and commercialize non-dendritic cell based vaccines targeting telomerase. Geron has received a $4 million milestone payment from Merck on account of the IND filing, and is eligible to receive additional development milestones as well as royalties on worldwide product sales.

    "We are pleased with the progress that Merck has made in advancing this program towards the clinic," said Thomas B. Okarma, Ph.D., M.D., Geron's president and chief executive officer. "We appreciate the collaborative nature of our relationship with Merck and look forward to working with them to realize the therapeutic potential of this cancer vaccine candidate."

Geron's Dendritic Cell-Based Cancer Vaccine

    Separately, Geron is currently enrolling patients with acute myelogenous leukemia (AML) in a Phase I/II study of its own telomerase vaccine candidate, GRNVAC1, which delivers the telomerase antigen using autologous dendritic cells. In a prior study conducted at Duke University, the vaccine was shown to induce substantial T-cell anti-telomerase activity. The Geron study also incorporates a prime/boost vaccine dosing regimen designed to prolong the period of anti-telomerase immunity. Geron is also developing a second generation allogeneic telomerase vaccine based on dendritic cells made from human embryonic stem cells.

Telomerase and Cancer

    Telomerase is an enzyme, active in most cancer cells, that maintains telomere length at the ends of chromosomes. This activity confers replicative immortality to the cells in the tumor, allowing the cancer to grow and metastasize over long periods of time. Because telomerase is inactive or only transiently expressed in normal human tissues, and is critical to the growth and progression of most cancer types, it is regarded as a universal and specific cancer target.

    Geron is developing first-in-class biopharmaceuticals for the treatment of cancer and chronic degenerative diseases, including spinal cord injury, heart failure and diabetes. The company is advancing an anti-cancer drug and a cancer vaccine that target the enzyme telomerase through multiple clinical trials. Geron is also the world leader in the development of human embryonic stem cell-based therapeutics, with its spinal cord injury treatment anticipated to be the first product to enter clinical development. For more information, visit www.geron.com.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release regarding potential applications of Geron's telomerase technology constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the quarterly report on Form 10-Q for the quarter ended September 30, 2007.

    CONTACT: Russo Partners, LLC
             Media and Investors:
             David Schull, 858-717-2310
             david.schull@russopartnersllc.com
             or
             Russo Partners, LLC
             Tracey Milani, 619-814-3511
             tracey.milani@russopartnersllc.com
             or
             Geron
             David L. Greenwood, 650-473-7765
             Chief Financial Officer
             info@geron.com